Exhibit 99

                         Form 4 Joint Filer Information



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Noven Pharmaceuticals Inc. [ NOVN ]

Date of Event requiring statement: March 27, 2008





/s/ Oscar S. Schafer
------------------------------
Oscar S. Schafer
Senior Managing Member

                         Form 4 Joint Filer Information



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Noven Pharmaceuticals Inc.  [ NOVN ]

Date of Event requiring statement: March 27, 2008





/s/ Oscar S. Schafer
---------------------------
Oscar S. Schafer

                         Form 4 Joint Filer Information



Name: Mr. Andrew Goffe

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Noven Pharmaceuticals Inc.  [ NOVN ]

Date of Event requiring statement: March 27, 2008





/s/ Andrew Goffe
---------------------------
Andrew Goffe